Exhibit 99.1

CONTACT:
Jeffrey D. Pribor
Chief Financial Officer
General Maritime Corporation
(212) 763-5600

GENERAL MARITIME CORPORATION ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

Declares Dividend of $0.125 per Share Relating to Q4 2009

Issues $300 Million Senior Notes and Pays Off Existing Arlington Facility

New York, New York, February 24, 2010 - General Maritime Corporation (NYSE: GMR) today reported its financial results for the three months and full year ended December 31, 2009.

Financial Review:  2009 Fourth Quarter

Excluding a $40.9 million non-cash loss from certain one-off items related to an impairment charge to goodwill and the non-cash portion of other income, the Company recorded net loss of $12.0 million or $0.22 basic and diluted loss per share for the three months ended December 31, 2009. Excluding the non-cash portion of other income and certain one time items as described below, the Company recorded net income of $17.6 million or $0.43 basic and diluted earnings per share for the three months ended December 31, 2008.  These one-time items in 2008 included non-cash other income of $4.5 million and additional general and administrative expenses of $33.7 million in compensation accruals in connection with the Company's executive transition plan as well as litigation costs relating to the Genmar Defiance.  Please see below for a reconciliation of these items to net income.

Net loss for the quarter ended December 31, 2009 was $52.9 million or $0.96 basic and diluted loss per share, compared with a net loss of $11.5 million or $0.28 basic and diluted loss per share for the prior year period.

John P. Tavlarios, President of General Maritime Corporation, commented, “During 2009, General Maritime’s  focus on effectively managing its assets through the tanker cycle and capitalizing on its significant contract coverage enabled the Company to maintain profitability despite one of the most challenging rate environments in recent years. In the fourth quarter and year-to-date 2010, we continued to act opportunistically to secure vessels on favorable long-term charters and are pleased that a number of these contracts include profit sharing agreements. Importantly, our time charter coverage for 2010 provides shareholders with both a contracted revenue stream and the ability to benefit from future increases in tanker rates.”

Net voyage revenue, which is gross voyage revenues minus voyage expenses unique to a specific voyage (including port, canal and fuel costs), decreased  17.2% to $60.1 million for the three months ended December 31, 2009 compared to $72.6 million for the three months ended December 31, 2008. Voyage revenue for the fourth quarter 2009 includes an accelerated amortization of the net time charter liability of $2.7 million related to four Stena chartered vessels for which options to extend time charters were not exercised and which were therefore redelivered to the Company earlier than anticipated.

Excluding the goodwill impairment and non-cash other income described above from 2009, and the one off items from 2008 described above, EBITDA for the three months ended December 31, 2009 was $23.8 million compared to $42.7 million for the three months ended December 31, 2008. Please see below for a reconciliation of EBITDA to net income.  Net cash provided by operating activities was $0.1 million for the three months ended December 31, 2009 as compared to $25.6 million for the three months ended December 31, 2008.

The average daily time charter equivalent, or TCE, rates obtained by the Company’s fleet decreased by 33.1% to $22,683 per day for the three months ended December 31, 2009 compared with $33,909 for the prior year period. This decrease in TCE rates for Q4 2009 was partially offset by the increase in voyage revenue due to the accelerated amortization of the net time charter liability related to four vessels. The Company’s average daily rates for vessels on spot charters decreased by 61.9% to $11,850 for the three months ended December 31, 2009, compared to $31,132 for the prior year period.

Excluding the compensation accruals and litigation costs described above from 2008, total vessel operating expenses increased 25.4% to $35.9 for the quarter ended December 31, 2009, from $28.9 million for the three months ended December 31, 2008.  This is due to an increase in the average size of the fleet from 23.5 vessels for the quarter ended December 31, 2008 to 31.0 for the quarter ended December 31, 2009. Daily direct vessel operating expenses increased 17.7% to $9,261 per day for the quarter ended December 31, 2009 compared to $7,871 per day for the prior year period. This increase is primarily due to increases in crewing and repair and maintenance costs.  Additionally, there was an increase in direct vessel expenses for the two VLCCs relating to the one time costs associated with the transition from fixed rate management agreements to market rate contracts.

General and administrative costs, excluding the compensation accruals and litigation costs described above from 2008, decreased by 20.2% to $9.5 million for the quarter ended December 31, 2009 compared to $11.9 million for the prior year’s quarter.

Financial Review: Full Year 2009

Excluding goodwill impairment and non-cash other income described above from 2009, net income was $30.0 million or $0.55 basic and $0.54 diluted earnings per share, for the full year ended December 31, 2009. Excluding compensation accruals, other income and litigation costs described above from 2008, net income was $63.1 million or $1.60 basic and $1.56 diluted earnings per share for the full year ended December 31, 2008.

Net loss for the year ended December 31, 2009 was $12.0 million or $0.22 basic and diluted loss per share, compared with a net income of $29.8 million or $0.76 basic and $0.73 diluted earnings per share, for the prior year.

Net voyage revenues increased 7.4% to $291.6 million for the full year ended December 31, 2009 compared to $271.7 million for the full year ended December 31, 2008. This increase includes the accelerated amortization of the net time charter liability related to four vessels of $16.4 for the full year ending December 31, 2009. Excluding goodwill impairment as well as non-cash other income described above from 2009, EBITDA was $155.3 million for the full year ended December 31, 2009.  Excluding the one time items described above for 2008, EBITDA was $149.4 million for the year ended December 31, 2008.

Net cash provided by operating activities was $47.5 million for the full year ended December 31, 2009 compared to $114.4 million for the prior year period.  TCE rates obtained by the Company’s fleet decreased 23.9% to $27,305 per day for the full year ended December 31, 2009 from $35,896 for the prior year period.

Daily direct vessel operating expenses rose 4.7% to $8,447 for the full year ended December 31, 2009 from $8,064 for the prior year period. This increase was primarily due to higher repair costs associated with certain Aframax vessels as well as increase in insurance costs during the year and the transition from fixed rate management agreements to market rate contracts on four of our vessles.

General and administrative costs decreased 49.8% to $40.3 million for the full year ended December 31, 2009, from $80.3 million for the prior year period.  As described above, this decrease was primarily due to a decrease in compensation accruals and a cash bonus related to the executive transition plans from the prior year as well as litigation costs relating to the Genmar Defiance. Excluding the compensation accruals and litigation costs described above, general and administrative costs decreased 13.5% from $46.6 million for the year ending December 31, 2008. This decrease was primarily due to ceasing the operation of the corporate aircraft as well as a reduction in headcount during the year ended December 31, 2009.

As of December 31, 2009, we had $52.7 million of cash, and our total debt outstanding was $1,018.6 million.

Summary Consolidated Financial and Other Data

The following table summarizes General Maritime Corporation’s selected consolidated financial and other data for the three and twelve months ended December 31, 2009 and 2008.  Attached to this press release is an Appendix, which contains additional financial, operational and other data for the three and twelve months ended December 31, 2009 and 2008.

	Three months ended		Twelve months ended
	December-09	December-08	December-09	December-08
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INCOME STATEMENT DATA
(Dollars in thousands, except per share data)
Voyage revenues	$81,239	$89,253	$350,520	$326,068
Voyage expenses	(21,129)	(16,654)	(58,876)	(54,404)
Net voyage revenues	60,110	72,599	291,644	271,664
Direct vessel expenses	26,413	17,041	95,573	63,556
Other Expense	-	-	-	-
General and administrative expenses	9,454	45,571	40,339	80,285
Depreciation and amortization	21,984	16,745	88,024	58,037
Goodwill Impairment	40,872	-	40,872	-
Loss (gain) on disposal of vessel equipment	1,464	(376)	2,051	804
Operating (loss) income	(40,077)	(6,382)	24,785	68,982
Net interest expense	13,783	8,385	37,215	28,289
Other (income) expense	(935)	(3,230)	(435)	10,886
Net (loss) income	$(52,925)	$(11,537)	$(11,995)	$29,807

Basic (loss) earnings per share	$(0.96)	$(0.28)	$(0.22)	$0.76

Diluted (loss) earnings per share	$(0.96)	$(0.28)	$(0.22)	$0.73

Weighted average shares outstanding, thousands	55,094	41,430	54,651	39,463
Diluted average shares outstanding, thousands	55,094	41,430	55,644	40,562

			December-09	December-08
BALANCE SHEET DATA, at end of period			(Unaudited)
(Dollars in thousands)
Cash			$52,651	$104,146
Current assets, including cash			108,528	141,703
Total assets			1,445,257	1,577,225
Current liabilities			56,194	88,392
Long-term debt			1,018,609	990,500
Shareholders' equity			364,909	455,799

	Three months ended		Twelve months ended
	December-09	December-08	December-09	December-08
OTHER FINANCIAL DATA	(Unaudited)		(Unaudited)
(dollars in thousands)
Net cash provided by operating activities	95	25,607	47,518	114,415
Net cash provided (used) by investing activities	(17,029)	(116,899)	(24,632)	(171,082)
Net cash provided (used) by financing activities	47,716	(17,729)	(74,085)	115,476
Capital expenditures
Vessel sales (purchases), including deposits	-	(125,912)	-	(173,447)
Drydocking or capitalized survey or improvement costs	(3,166)	(943)	(18,921)	(9,787)
Weighted average long-term debt	989,074	796,788	959,935	653,154

FLEET DATA
Total number of vessels at end of period	31	31	31	31
Average number of vessels (1)	31.0	23.5	31.0	21.5
Total voyage days for fleet (2)	2,650	2,141	10,681	7,568
Total time charter days for fleet	1,646	1,565	7,878	5,665
Total spot market days for fleet	1,004	576	2,803	1,903
Total calendar days for fleet (3)	2,852	2,165	11,315	7,881
Fleet utilization (4)	92.9%	98.9%	94.4%	96.0%

AVERAGE DAILY RESULTS
Time Charter equivalent (5)	$22,683	$33,909	$27,305	$35,896
Direct vessel operating expenses per vessel (6)	9,261	7,871	8,447	8,064
General and administrative expense per vessel (7)	3,315	21,049	3,565	10,187
Total vessel operating expenses (8)	12,576	17,041	12,012	18,251

(1) Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that period

(2) Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate  surveys.

(3) Calendar days are the total days the vessels were in our possession for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.

(4) Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.

(5) Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis.  Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days.  Net voyage revenues are voyage revenues minus voyage expenses.  The Company evaluates performance using net voyage revenues.  The Company believes that presenting voyage revenues, net of voyage expenses, neutralizes the variability created by unique costs associated with particular voyages or deployment of vessels on time charter or on the spot market and presents a more accurate representation of the revenues generated by its vessels.

(6) Daily direct vessel operating expenses, or DVOE, is calculated by dividing DVOE, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.

(7) Daily general and administrative expense is calculated by dividing general and administrative expenses by vessel calendar days.

(8) Total Vessel Operating Expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels.  Daily TVOE is the sum of daily direct vessel operating expenses, or DVOE, and daily general and administrative expenses.

General Maritime Corporation’s Fleet

As of December 31, 2009, General Maritime Corporation’s fleet was comprised of 31 wholly owned tankers, consisting of 2 VLCC, 11 Suezmax, 12 Aframax, 2 Panamax and 4 Product tankers, with a total carrying capacity of approximately 4.0 million deadweight tons, or dwt.  The average age of the Company’s fleet as of December 31, 2009 by dwt is 9.7 years compared to 8.6 years as of December 31, 2008.

The Company currently has 48%, (consisting of 6 Suezmax and 9 Aframax tankers), operating on the spot market. Currently, 52% of the Company’s fleet (consisting of 2 VLCC, 5 Suezmax, 3 Aframax 2 Panamax and 4 Handymax tankers) is on time charters, compared with 74% as of December 31, 2008.

The table below outlines the time charter schedule for charters longer than 6 months:

Vessel	Vessel Type	Expiration Date		Daily Rate (1)

Genmar Ajax	Aframax	October 23, 2010		$17,500
Genmar Defiance	Aframax	September 30, 2010		$17,500
Genmar George T.	Suezmax	August 28, 2010		$39,000
Genmar Harriet G.	Suezmax	June 1, 2010		$38,000
Genmar Kara G.	Suezmax	June 1, 2010		$38,000
Genmar Orion	Suezmax	June 1, 2010		$38,000
Genmar St. Nikolas	Suezmax	February 7, 2011		$39,000
Genmar Strength	Aframax	August 29, 2010		$18,500
Genmar Companion	Panamax	December 28, 2010		$17,000
Stena Compatriot	Panamax	November 10, 2010	(2)	$18,639
Stena Concept	Handymax	July 4, 2011	(2)	$17,942	(3)
Genmar Concord	Handymax	January 19, 2010	(4)	$16,642
Stena Consul	Handymax	November 10, 2010	(2)	$16,642
Stena Contest	Handymax	July 4, 2011	(2)	$17,942	(3)
Genmar Victory	VLCC	January 12, 2012	(5)	$40,500
Genmar Vision	VLCC	February 17, 2011	(6)	TD3 Related	(7)

(1) Before brokers' commissions

(2) Charter end date excludes periods that are at the option of the charterer

(3) Rate adjusts as follows: $18,264 per day from January 5, 2010 through January 4, 2011 and $18,603 per day from  January 5, 2011 through July 4, 2011

(4) Starting in January, the Concord went out on a 6-month charter at $12,500 per day, ending on June 30, 2010

(5) Optional 3rd year at $40,000 per day with 50/50 profit sharing

(6) Estimated timing

(7) TD3 is a tanker FFA rate for the Arabian Gulf of Asia route for VLCCs

Senior Notes Offering and 2005 Credit Facility Amendment

On November 12, 2009, the Company and certain of its subsidiaries issued $300 million of 12% Senior Notes due 2017. The notes are non-amortizing senior unsecured obligations and rank equally in right of payment with all existing and future senior unsecured indebtedness. The notes are non-callable for four years from original issuance. Proceeds from the offering were used to fully prepay the RBS Facility for $229.5 in accordance with its terms and for general corporate purposes.

On October 27, 2009, the Company entered into an amendment with the lenders under its 2005 Credit Facility.  Pursuant to this amendment, the 2005 Credit Facility was amended to, among other things:

•	Reduce the commitment under the 2005 credit facility to $749.8 million, the result of which is that the next scheduled reduction in total commitment will be April 26, 2011.

•
Amend the Net Debt to EBITDA maintenance covenant to increase the permitted ratio to 6.5:1.0 to and including September 30, 2010, to 6.0:1.0 from December 31, 2010 until September 30, 2011 and to 5.5:1.0 thereafter.

•	Permit the Company’s dividends to be an amount not to exceed $0.125 per quarter.

•
Increase the applicable interest rate margin over LIBOR to 250 basis points from 100 basis points and the commitment fee, which is 35% of the applicable margin, to 87.5 basis points from 35 basis points.

•	Permit subsidiary guarantees for the unsecured Senior Notes.

Q4 2009 Dividend Announcement

On February 23, 2010 the Company’s Board of Directors declared a Q4 2009 quarterly dividend of $0.125 per share payable on or about March 26, 2010 to shareholders of record as of March 12, 2010. Under the Company’s dividend policy, the Company intends to declare quarterly dividends with a target amount of $0.125 per share.

Given the current market, the Company's Board gave particular consideration to continued payment of the Company's $0.125 per share target dividend for the fourth quarter of 2009. The Board determined to pay the target dividend based on the Company's cash flow for the quarter. In making future dividend decisions, the Board will review such factors as market conditions, the Company’s upcoming cash needs and potential opportunities which may arise given the current market.

Jeffrey D. Pribor, Chief Financial Officer of General Maritime Corporation, commented, “General Maritime continued to act proactively to preserve the Company’s financial strength and flexibility throughout 2009. Specifically, the Company completed a $300 million senior unsecured notes offering, amended its 2005 credit facility and paid down the $229 million facility, which enabled the Company to meet important objectives without diluting shareholders. As we progress through 2010, General Maritime is in a position to continue to seek accretive acquisitions for shareholders while distributing dividends consistent with its $0.50 per share annual target for the year”.

About General Maritime Corporation

General Maritime Corporation is a leading provider of international seaborne crude oil transportation services. General Maritime also provides transportation services for refined petroleum products.  General Maritime’s vessels operate principally within the Atlantic basin, which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. General Maritime also currently operates tankers in other regions including the Black Sea and Far East. General Maritime owns a fully double-hull fleet of 31 tankers - two Very Large Crude Carriers, twelve Aframax, eleven Suezmax tankers, two Panamax and four Handymax product tankers - with a total carrying capacity of approximately 4.0 million dwt.

All per share amounts presented throughout this press release, unless otherwise noted, have been adjusted to reflect the exchange of 1.34 shares of the Company’s common stock for each share of common stock held by shareholders of General Maritime Subsidiary Corporation (formerly known as General Maritime Corporation) in connection with the Arlington Tankers combination.

Conference Call Announcement

General Maritime Corporation announced that it will hold a conference call on Thursday, February 25, 2010 at 10:00 a.m. Eastern Daylight Savings Time to discuss its 2009 fourth quarter and full year financial results.  To access the conference call, dial (913) 312-1430 and enter the passcode 6534270.  A replay of the conference call can also be accessed until March 11, 2010 by dialing (888) 203-1112 for U.S. callers and (913) 312-1430 for international callers, and entering the passcode 6534270. The conference call will also be simultaneously webcast and will be available on the Company’s website, www.GeneralMaritimeCorp.com. The Company intends to place additional materials related to the earnings announcement, including a slide presentation, on its website prior to the conference call.

 “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and observations.  Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following:  loss or reduction in business from our significant customers; the failure of our significant customers to perform their obligations owed to us; changes in demand; material decline in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker new building orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which we or any of our vessels may be subject; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology;  increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of our vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company’s anticipated drydocking or maintenance and repair costs); changes in the itineraries of our vessels; adverse changes in foreign currency exchange rates affecting our expenses; and other factors listed from time to time in the our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2008 and our subsequent reports on Form 10-Q and Form 8-K.  The Company’s ability to pay dividends in any period will depend upon factors including applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of the Company’s financial performance.  The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary from the amounts currently estimated.

	THREE MONTHS ENDED

	V-Max VLCC			Suezmax Fleet			Aframax Fleet
	% Change From Prior Period	December-09	December-08	% Change From Prior Period	December-09	December-08	% Change From Prior Period	December-09	December-08
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period

Net Voyage Revenues	398.6%	7,249	1,454	-20.0%	30,109	37,621	-57.6%	13,502	31,842
$ 1,000's		12%	2%		50%	52%		22%	44%

Average Daily TCE	-17.8%	39,833	48,479	-13.1%	32,515	37,397	-56.7%	13,584	31,371

Time Charter Revenues	174.4%	3,990	1,454	-21.9%	26,694	34,164	-54.1%	7,977	17,366
$ 1,000's		8%	3%		55%	62%		17%	32%

Spot Charter Revenues		3,259	-	-1.2%	3,415	3,457	-61.8%	5,525	14,476
$ 1,000's		27%	0%		29%	19%		46%	81%

Calendar Days	513.3%	184	30	0.0%	1,012	1,012	6.9%	1,104	1,033
		6%	1%		35%	47%		39%	48%

Vessel Operating Days	506.7%	182	30	-8.0%	926	1,006	-2.1%	994	1,015
		7%	1%		35%	47%		38%	47%

Capacity Utilization		98.9%	100.0%	-8.0%	91.5%	99.4%	17.0%	90.0%	98.3%

# Days Vessels on Time Charter	3.3%	31	30	-22.1%	712	914	-26.4%	391	531
		2%	2%		43%	58%		24%	34%

# Days Vessels on Spot Charter		151	-	132.6%	214	92	24.6%	603	484
		15%	0%		21%	16%		60%	84%

Average Daily Time Charter Rate	165.5%	128,716	48,479	0.3%	37,491	37,379	-37.6%	20,402	32,704

Average Daily Spot Charter Rate	-	21,585	-	-57.5%	15,960	37,573	-69.4%	9,163	29,908

Daily Direct Vessel Expenses	56.8%	14,235	9,078	8.5%	8,840	8,149	25.5%	9,646	7,684
(per Vessel)

Average Age of Fleet at End		8.6	7.6		8.0	7.2		13.4	12.4
of Period (Years)

# Vessels at End of Period	0.0%	2.0	2.0	0.0%	11.0	11.0	0.0%	12.0	12.0
		6%	6%		35%	35%		39%	39%

Average Number of Vessels	566.7%	2.0	0.3	0.0%	11.0	11.0	7.1%	12.0	11.2
		6%	1%		35%	47%		39%	48%

DWT at End of Period	0.0%	628	628	0.0%	1,691	1,691	0.0%	1,208	1,208
1,000's		16%	16%		44%	44%		31%	31%

	THREE MONTHS ENDED

	Panamax			Handymax			Total Fleet
	% Change From Prior Period	December-09	December-08	% Change From Prior Period	December-09	December-08	% Change From Prior Period	December-09	December-08
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount	Amount

Net Voyage Revenues	370.1%	3,272	696	506.2%	5,977	986	-17.2%	60,110	72,599
$ 1,000's		5%	1%		10%	1%

Average Daily TCE	-21.7%	18,177	23,202	-1.1%	16,242	16,426	-33.1%	22,683	33,909

Time Charter Revenues	413.5%	3,574	696	506.2%	5,977	986	-11.8%	48,212	54,666
$ 1,000's		7%	1%		12%	2%

Spot Charter Revenues		(302)	-		-	-	-33.7%	11,898	17,933
$ 1,000's		-3%	0%		0%	0%

Calendar Days	513.3%	184	30	513.3%	368	60	31.7%	2,852	2,165
		6%	1%		13%	3%

Vessel Operating Days	500.0%	180	30	513.3%	368	60	23.8%	2,650	2,141
		7%	1%		14%	3%

Capacity Utilization	-2.2%	97.8%	100.0%	0.0%	100.0%	100.0%	-6.0%	92.9%	98.9%

# Days Vessels on Time Charter	380.0%	144	30	513.3%	368	60	5.2%	1,646	1,565
		9%	2%		22%	4%

# Days Vessels on Spot Charter		36	-		-	-	74.3%	1,004	576
		4%	0%		0%	0%

Average Daily Time Charter Rate	7.0%	24,821	23,202	-1.1%	16,242	16,426	-16.1%	29,291	34,931

Average Daily Spot Charter Rate		(8,398)	-		-	-	-61.9%	11,850	31,132

Daily Direct Vessel Expenses	22.1%	8,392	6,875	14.5%	7,213	6,298	17.7%	9,261	7,871
(per Vessel)

Average Age of Fleet at End		5.8	4.8		5.3	4.3		9.7	8.6
of Period (Years)

# Vessels at End of Period	0.0%	2.0	2.0	0.0%	4.0	4.0	0.0%	31	31.0
		6%	6%		13%	13%

Average Number of Vessels	566.7%	2.0	0.3	471.4%	4.0	0.7	17.5%	31.0	23.5
		6%	1%		13%	3%

DWT at End of Period	0.0%	145	145	0.0%	190	190	0.0%	3,862	3,862
1,000's		4%	4%		5%	5%

	TWELVE MONTHS ENDED

	V-Max VLCC			Suezmax Fleet			Aframax Fleet
	% Change From Prior Period	December-09	December-08	% Change From Prior Period	December-09	December-08	% Change From Prior Period	December-09	December-08
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period

Net Voyage Revenues	3060.2%	45,950	1,454	-13.7%	129,026	149,433	-35.7%	76,564	119,095
$ 1,000's		16%	1%		44%	55%		26%	44%

Average Daily TCE	33.9%	63,554	47,479	-10.0%	33,981	37,755	-43.7%	19,213	34,125

Time Charter Revenues	2831.8%	42,629	1,454	-7.5%	124,308	134,430	-20.8%	49,850	62,969
$ 1,000's		17%	1%		48%	67%		19%	31%

Spot Charter Revenues		3,321	-	-68.6%	4,718	15,003	-52.4%	26,714	56,126
$ 1,000's		10%	0%		14%	21%		78%	79%

Calendar Days	2333.3%	730	30	0.7%	4,015	3,988	16.1%	4,380	3,773
		6%	0%		35%	51%		39%	48%

Vessel Operating Days	2310.0%	723	30	-4.1%	3,797	3,958	14.2%	3,985	3,490
		7%	0%		36%	52%		37%	46%

Capacity Utilization	-1.0%	99.0%	100.0%	1.4%	94.6%	99.2%	-1.6%	91.0%	92.5%

# Days Vessels on Time Charter	1806.7%	572	30	-6.5%	3,369	3,604	-7.4%	1,797	1,941
		7%	1%		43%	64%		23%	34%

# Days Vessels on Spot Charter		151	-	20.9%	428	354	41.3%	2,188	1,549
		5%	0%		15%	19%		78%	81%

Average Daily Time Charter Rate	53.8%	74,526	48,469	-1.1%	36,898	37,300	-14.5%	27,741	32,441

Average Daily Spot Charter Rate		21,992	-	-74.0%	11,023	42,382	-66.3%	12,210	36,234

Daily Direct Vessel Expenses	11.6%	10,135	9,078	2.4%	8,373	8,178	14.1%	9,095	7,973
(per Vessel)

Average Age of Fleet at End		8.6	7.6		8.0	7.2		13.4	12.4
of Period (Years)

# Vessels at End of Period	0.0%	2.0	2.0	0.0%	11.0	11.0	0.0%	12.0	12.0
		6%	6%		35%	35%		39%	39%

Average Number of Vessels	1900.0%	2.0	0.1	0.9%	11.0	10.9	16.5%	12.0	10.3
		6%	0%		35%	51%		39%	48%

DWT at End of Period	0.0%	628	628	0.0%	1,691	1,691	0.0%	1,208	1,208
1,000's		16%	16%		44%	44%		31%	31%

	TWELVE MONTHS ENDED

	Panamax			Handymax			Total Fleet
	% Change From Prior Period	December-09	December-08	% Change From Prior Period	December-09	December-08	% Change From Prior Period	December-09	December-08
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount	Amount

Net Voyage Revenues	2258.3%	16,414	696	2302.6%	23,690	986	7.4%	291,644	271,664
$ 1,000's		6%	0%		8%	0%

Average Daily TCE	-1.2%	22,925	23,202	-1.2%	16,226	16,426	-23.9%	27,305	35,896

Time Charter Revenues	2301.7%	16,716	696	2302.6%	23,690	986	28.3%	257,193	200,535
$ 1,000's		6%	0%		9%	0%

Spot Charter Revenues		(302)	-		-	-	-51.6%	34,451	71,129
$ 1,000's		-1%	0%		0%	0%

Calendar Days	2333.3%	730	30	2333.3%	1,460	60	43.6%	11,315	7,881
		6%	0%		13%	1%

Vessel Operating Days	2286.7%	716	30	2333.3%	1,460	60	41.1%	10,681	7,568
		7%	0%		14%	1%

Capacity Utilization	-1.9%	98.1%	100.0%	0.0%	100.0%	100.0%	-1.7%	94.4%	96.0%

# Days Vessels on Time Charter	2166.7%	680	30	2333.3%	1,460	60	39.1%	7,878	5,665
		9%	1%		19%	1%

# Days Vessels on Spot Charter		36	-		-	-	47.3%	2,803	1,903
		1%	0%		0%	0%

Average Daily Time Charter Rate	6.0%	24,583	23,202	-1.2%	16,226	16,426	-7.8%	32,647	35,399

Average Daily Spot Charter Rate		(8,398)	-		-	-	23.1%	12,291	37,377

Daily Direct Vessel Expenses	2.3%	7,031	6,875	4.2%	6,565	6,298	4.7%	8,447	8,064
(per Vessel)

Average Age of Fleet at End		5.8	4.8		5.3	4.3		9.7	8.6
of Period (Years)

# Vessels at End of Period	0.0%	2.0	2.0	0.0%	4.0	4.0	0.0%	31	31.0
		6%	6%		13%	13%

Average Number of Vessels	1900.0%	2.0	0.1	1900.0%	4.0	0.2	44.2%	31.0	21.5
		6%	0%		13%	1%

DWT at End of Period	0.0%	145	145	0.0%	190	190	0.0%	3,862	3,862
1,000's		4%	4%		5%	5%

Reconciliation Rider

Please see below for a reconciliation of the following adjusted amounts to net income.

	Three months ended		Twelve months ended
	December-09	December-08	December-09	December-08

Net (loss) Income	$(52,925)	$(11,537)	$(11,995)	$29,807
- Other Non-Cash Income (expense)	(50)	4,533	(1,136)	365
+ Goodwill Impairment	40,872	-	40,872	-
+ General and Administrative Expenses (non-cash compensation accruals)	-	30,000	-	30,000
+ General and Administrative Expenses (litigation costs)	-	3,679	-	3,679
Adjusted Net (loss) Income	$(12,003)	$17,609	$30,013	$63,121

Please see below for a reconciliation of the following adjusted amounts to EBITDA.

	Three months ended		Twelve months ended
	December-09	December-08	December-09	December-08

Net (loss) Income	$(52,925)	$(11,537)	$(11,995)	$29,807
+ Net Interest (Income) Expense	13,783	8,385	37,215	28,289
+ Depreciation and amortization	21,984	16,745	88,024	58,037
EBITDA	$(17,158)	$13,593	$113,244	$116,133
- Other Non-Cash Income (expense)	(50)	4,533	(1,136)	365
+ Goodwill Impairment	40,872	-	40,872	-
+ General and Administrative Expenses (non-cash compensation accruals)	-	30,000	-	30,000
+ General and Administrative Expenses (litigation costs)	-	3,679	-	3,679
Adjusted EBITDA	$23,764	$42,739	$155,252	$149,447

Please see below for a reconciliation of the following adjusted amounts to total vessel operating expenses.

	Three months ended		Twelve months ended
	December-09	December-08	December-09	December-08

Total Vessel Operating Expenses	$35,867	$62,612	$135,912	$143,841
- General and Administrative Expenses (non-cash compensation accruals)	-	30,000	-	30,000
- General and Administrative Expenses (litigation costs)	-	3,679	-	3,679
Adjusted Total Vessel Operating Expenses	$35,867	$28,936	$135,912	$110,162

Please see below for a reconciliation of the following adjusted amounts to general and administrative expenses.

	Three months ended		Twelve months ended
	December-09	December-08	December-09	December-08

General and Administrative Expenses	$9,454	$45,571	$40,339	$80,285
- General and Administrative Expenses (non-cash compensation accruals)	-	30,000	-	30,000
- General and Administrative Expenses (litigation costs)	-	3,679	-	3,679
Adjusted General and Administrative Expenses	$9,454	$11,892	$40,339	$46,606

Other income (non-cash) for 2009 primarily reflects a realized loss on our freight derivatives and our interest rate swaps.  Other income (non-cash) for 2008 primarily reflects a realized loss on our freight derivatives.

The Company excludes goodwill impairment, general and administrative (non-cash compensation accruals) and the non-cash portion of other income from net income and EBITDA as a method of analyzing the cash impact of its net income and EBITDA.  The Company excludes one time items relating to general and administrative (litigation costs) from net income, EBITDA, total vessel operating expenses and general and administrative expenses as a method of analyzing the Company’s results without taking these items into account.